UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 19, 2004 (November 16, 2004)

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On November 16, 2004, Albemarle Corporation (the “Company”) amended (the “Amendment”) the Albemarle Corporation Executive Deferred Compensation Plan (the “Plan”). Under the terms of the Plan, a participant is permitted to defer up to 50% of his or her base salary and up to 100% of any bonus awarded, which amounts are then credited to the participant’s retirement account. The Amendment permits a participant to elect to defer up to 100% of any performance based units awards that rely on the Company’s 2004 and 2005 earnings during the Plan’s 2004 election period. In addition, the Amendment establishes a benefit for each participant that will initially be credited with the number of phantom shares of the Company’s common stock previously credited to the participant’s account under the Albemarle Corporation Supplemental Executive Retirement Plan as of January 1, 2005. The Amendment further provides that this benefit will be increased each year by crediting a number of phantom shares of the Company’s common stock equal in value to the Company’s matching contribution that would have been available under the terms of the Albemarle Corporation Savings Plan but for the limitations imposed by Sections 401(a)(17) or 415 of the Internal Revenue Code.

A copy of the Amendment will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2004
ALBEMARLE CORPORATION

	By:	/s/ Luther C. Kissam, IV
Luther C. Kissam, IV
Vice President, General Counsel and
Secretary